Exhibit 1.1

EXECUTION COPY

AMEREN CORPORATION

19,000,000 SHARES

COMMON STOCK

Underwriting Agreement

September 9, 2009

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

UBS SECURITIES LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o                               Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the Company), hereby confirms its agreement with you, as the underwriters named in Schedule I attached hereto (the Underwriters), for whom Barclays Capital Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives (in such capacity, the Representatives), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $.01 par value per share, of the Company (the Common Stock) set forth in Schedule I attached hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 2,850,000 additional shares of Common Stock.  The aforesaid 19,000,000 shares of Common Stock (the Initial Securities) to be purchased by the Underwriters and all or any part of the 2,850,000 shares of Common Stock subject to the option described in Section 1(b) hereof (the Option Securities) are hereinafter called, collectively, the Securities.

1.                                       Purchase and Sale.

(a)                                  Initial Securities.        On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, at the time and place herein specified, to purchase from the Company, severally and jointly, at the purchase price of $24.4925 per share (the Purchase Price), the number of Initial Securities set forth in Schedule I attached hereto opposite the name of such Underwriter.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,850,000 shares of Common Stock at the Purchase Price.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part, from time to time, for the sole purpose of covering over-allotments, upon written notice by the Representatives to the Company on any business day during such 30-day period setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (each, a Date of Delivery) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date (as defined herein).  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I attached hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.  For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange (the NYSE) is open for bidding.

2.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act of 1933, as amended (the 1933 Act), and such registration statement on Form S-3 (File No. 333-155416) in respect of the Securities has been filed with the Securities and Exchange Commission (the SEC) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) or any preliminary prospectus supplement (together with the accompanying prospectus) used in connection with the offering and sale of the Securities that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the 1933 Act, is hereinafter called a Preliminary Prospectus); the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding any Form T-1, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act at the time set forth therein (Rule 430 Information) are hereinafter collectively called the Registration Statement; the prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 4(a) hereof is hereinafter called the Prospectus; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the 1934 Act), and the rules and regulations of the SEC thereunder, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (hereinafter called an Issuer Free Writing Prospectus) has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c)                                  For the purposes of this Agreement, the Applicable Time is 5:30 p.m., New York City time, on the date of this Agreement; a Preliminary Prospectus dated September 8, 2009, as amended or supplemented immediately prior to the Applicable Time (including the documents incorporated therein by reference as of the Applicable Time) (the Pricing Prospectus) together with each Issuer Free Writing Prospectus listed on Schedule III(a)

attached hereto and the information set forth on Schedule III(d) attached hereto, taken together (collectively, the Pricing Disclosure Package) as of the Applicable Time and as of the Closing Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(b) attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d)                                 The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(c) attached hereto.

(e)                                  The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the SEC thereunder as to the Registration Statement and any amendment thereto, and as of their respective dates as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, respectively, and as of the Closing Date as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f)                                    The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; the Common Stock conforms in all material respects, to the description thereof in the Pricing Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company or any of its subsidiaries.

(g)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business prospects, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a Material Adverse Effect).

(i)                                     Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company (as listed on Schedule IV attached hereto) and Central Illinois Public Service Company, an Illinois corporation (each, a Significant Subsidiary), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; each such Significant Subsidiary is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock or other ownership interests is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title, except the common stock of Central Illinois Light Company, which is pledged as security to secure indebtedness of CILCORP Inc.

(j)                                     Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any change in the stockholders’ equity (except for regular quarterly dividends, retained earnings and newly issued shares issued pursuant to the Company’s dividend reinvestment and stock purchase plan and the Company’s 401(k) plan), any increase in long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus.

(k)                                  The issue and sale of the Securities by the Company, and the compliance by the Company with all of the provisions of this Agreement applicable to the Company, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

(l)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(m)                               Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation, by-laws or similar organizational documents, (ii) to the best knowledge of the Company, after due inquiry, other than as set forth in the Pricing Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries (including, without limitation, such applicable laws, ordinances, administrative or governmental rules or regulations administered or promulgated by the Federal Energy Regulatory Commission, Nuclear Regulatory Commission, SEC, Environmental Protection Agency, Illinois Commerce Commission and Missouri Public Service Commission), the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.

(n)                                 Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, if determined adversely to the Company or that Significant Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(o)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Underwriting” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(p)                                 The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in conformity with generally accepted accounting principles in the United States and fairly present the financial position of the Company as of the dates set forth therein.

(q)                                 PricewaterhouseCoopers LLP (the Accountants), who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the SEC thereunder and the Public Company Accounting Oversight Board (United States).

(r)                                    The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(s)                                  Except as set forth in the Pricing Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or other approvals, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting as of June 30, 2009 was effective and the Company is not aware of any material weaknesses in its internal control over financial reporting since that date.

(u)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, since June 30, 2009, to the knowledge of the Controller of Ameren Corporation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of June 30, 2009 were effective; and since June 30, 2009, to the knowledge of the Controller of Ameren Corporation, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(w)                               (A) (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not, and currently is not, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(x)                                   The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package (including without limitation the mortgages of certain of the Significant Subsidiaries) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or as could not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and as could not reasonably be expected to have a Material Adverse Effect.

3.                                       Offering; Payment and Delivery of Securities.

(a)                                  The Representatives have advised the Company that the Underwriters propose to make a public offering of the Securities as soon after the effectiveness of this Agreement as in their judgment is advisable.  The Representatives have further advised the

Company that the Underwriters will offer the Securities to the public at the initial public offering price per share for the Securities set forth in Schedule III(d) attached hereto.

(b)                                 Payment of the Purchase Price for, and delivery of certificates for, the Securities shall be made at the offices of Morgan, Lewis & Bockius LLP, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the Closing Date).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the written notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Barclays Capital Inc. for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized Barclays Capital Inc., for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Barclays Capital Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or any Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or any Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in New York City not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Date or any Date of Delivery, as the case may be.

4.                                       Covenants of the Company.  The Company agrees with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C under the 1933 Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration

Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the SEC and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities; to promptly notify the Underwriters of any written notice given to the Company by any “nationally recognized statistical rating organization” within the meaning of Rule 436(g)(2) under the 1933 Act (a Rating Agency) of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)                                 If at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, that the Company will immediately notify the Representatives thereof and forthwith prepare and file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(c)                                  For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities, to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and to file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(d)                                 (i) If immediately prior to the third anniversary (the Renewal Deadline) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, prior to the Renewal Deadline, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, (ii) if the Company is no longer eligible to file an automatic shelf registration statement, prior to the Renewal Deadline, if it has not already done so, to file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline and (iii) to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities (references herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be).

(e)                                  If at any time when the Securities remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible (references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be).

(f)                                Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered), as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such Pricing Disclosure Package or such Issuer Free Writing Prospectus as then amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(a) above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with law; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(g)                                 In accordance with Rule 158 under the 1933 Act, to make generally available to its security holders and to holders of the Securities, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158 under the 1933 Act).

(h)                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the License); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(i)                                 To apply the net proceeds received by it from the sale of the Securities for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                     During a period of 90 days from the date of the Prospectus, to not, without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company (or the filing of a registration statement under the 1933 Act with respect thereto), or (D) any shares of Common Stock issued pursuant to any existing nonemployee director stock plan or dividend reinvestment and stock purchase plan of the Company (or the filing of a registration statement under the 1933 Act with respect thereto),

5.                                       Free Writing Prospectuses.

(a)                                  (i)                                     The Company represents and agrees that, other than the Issuer Free Writing Prospectuses listed on Schedule III attached hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities that are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Securities and related customary information and a free writing prospectus that is not required to be filed with the SEC, including the Issuer Free Writing Prospectus listed on Schedule III(b) attached hereto, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Representatives is listed on Schedule III(a) or (b) attached hereto.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6.                                       Payment of Expenses.  Whether or not any sale of the Securities is consummated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of any counsel for the Company and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the applicable SEC filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(c) hereof, including the fees and disbursements of Pillsbury Winthrop Shaw Pittman LLP, New York, New York (Underwriters’ Counsel) in connection with such qualification and in connection with any such blue sky surveys; (v) any filing fees incident to, and the fees and disbursements of Underwriters’ Counsel in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE; (viii) the fees and disbursements of any transfer agent or registrar for the Securities; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6.  It is understood, however, that, except as provided in this Section 6 and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of Underwriters’ Counsel and any advertising expenses in connection with any offers the Underwriters may make.

7.                                       Conditions to Underwriters’ Obligations.  The obligations of the several Underwriters hereunder shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Applicable Time and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 4(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 At the Closing Date, Underwriters’ Counsel shall have furnished to the Representatives an opinion, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and Underwriters’ Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.  In rendering such opinion, Underwriters’ Counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)                                  At the Closing Date, Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, substantially to the effect that:

(i)                                     the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the

Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement;

(ii)                                  the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(iii)                               all of the issued and outstanding common stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock or other ownership interests is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title, except the common stock of Central Illinois Light Company, which is pledged as security to secure indebtedness of CILCORP Inc.;

(iv)                              each Significant Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; each such Significant Subsidiary is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(v)                                 other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, if determined adversely to the Company or that Significant Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others; and the statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its Significant Subsidiaries fairly summarize such matters;

(vi)                              this Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           the Securities have been duly authorized by the Company for issuance and sale and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; the Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company or any of its subsidiaries;

(viii)                        the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the NYSE;

(ix)                                the issue and sale of the Securities by the Company, and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or similar organizational documents of the Company or any statute or any judgment, order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained;

(x)                                   the Company is not, and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

(xi)                                no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body of the United States of America or the State of Missouri is legally required to be obtained for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

(xii)                             the statements set forth in the Prospectus under the caption “Description of Common Stock” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Plan of Distribution” and “Underwriting” (except with respect to the eleventh, twelfth, thirteenth and fourteenth complete paragraphs under the caption “Underwriting,” upon which such counsel need not pass), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

(xiii)                          the documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the SEC complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder; and

(xiv)                         the Registration Statement, as of the date of filing of the Company’s latest Annual Report on Form 10-K, and the Pricing Prospectus and the Prospectus as amended or supplemented, as of the date each was filed with the SEC pursuant to Rule 424(b) under the 1933 Act (in each case, other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 7(c) and those that relate to such counsel, such counsel has no reason to believe that (1) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), as of the latest date as of which any part of the Registration Statement is deemed to have become effective under the 1933 Act in accordance with Section 11(d) of the 1933 Act and Rule 430B under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Pricing Disclosure Package (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), as of its date or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become, and as of the date of such opinion is, effective under the 1933 Act; any required filing of each Preliminary Prospectus and the Prospectus as amended or supplemented, pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by the applicable paragraph of such Rule 424(b); any required filing of the Issuer Free Writing Prospectus, pursuant to Rule 433 under the 1933 Act, has been made in the manner and within the time period required by such Rule 433; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened under Section 8 or Section 8A of the 1933 Act.

Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Securities or this Agreement, or that seeks to enjoin the performance of the Company’s obligations hereunder or that might reasonably be expected to have a Material Adverse Effect except as described in the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and the laws of the State of Missouri and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.  Such counsel’s opinion may further state that it is addressed to the Representatives and is rendered solely for their benefit and the benefit of the other Underwriters and may not be relied upon in any manner by any other person (other than Morgan, Lewis & Bockius LLP as to certain matters involving the application of the laws of the State of Missouri in their respective opinions to the Representatives on the date of such opinion) without such counsel’s prior written consent.

(d)                                 At the Closing Date, Morgan, Lewis & Bockius LLP, special counsel to the Company, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to the matters covered in paragraphs (vi), (vii), (viii), (x), (xi), (xii) and (xiv) of Section 7(c) above, as well as such other related matters as the Representatives may reasonably request to enable them to pass upon such matters; in addition, Morgan, Lewis & Bockius LLP shall have furnished to the Representatives an opinion, dated the Closing Date, to the effect that the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to describe certain federal income or estate tax laws and regulations of the United States, are accurate in all material respects.  In rendering such opinions, such counsel may (i) state that such opinions are limited to matters covered by the federal laws of the United States of America and the laws of the State of Missouri and (ii) rely (A) as to matters involving the application of the laws of the State of Missouri, upon the opinion of Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, rendered pursuant to Section 7(c) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(e)                                  On the date of this Agreement and at the Closing Date, the Accountants shall have furnished to the Representatives letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B attached hereto.

(f)                                    (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(g)                                 At the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)                                 At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A attached hereto signed by the persons listed on Schedule II attached hereto.

(i)                                     On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the Applicable Time.

(j)                                     On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, the NYSE or the Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, the NYSE, the American Stock Exchange or the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(k)                              The Company shall have complied with the provisions of Section 4(f) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus on the business day next succeeding the date of this Agreement.

(l)                                     At the Closing Date, the Company shall have furnished or caused to be furnished to the Representatives a certificate or certificates, dated the Closing Date, of (i) the Chief Executive Officer and President, any Senior Vice President or any Vice President of the Company and (ii) the Treasurer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects (except that any such representations and warranties that are qualified in respect of materiality or Material Adverse Effect shall be true and correct in all respects) at and as of the Closing Date, that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the respective dates as of which information is given in the Pricing Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Pricing Prospectus.

(m)                               In the event that the Underwriters exercise their option provided in Section 1(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at such Date of Delivery, the Representatives shall have received:

(i) A certificate, dated such Date of Delivery, of (x) the Chief Executive Officer and President, any Senior Vice President or any Vice President of the Company and (y) the Treasurer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 7(l) hereof remains true and correct as of such Date of Delivery.

(ii)  The opinions of Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, and Morgan, Lewis & Bockius LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 7(c) and 7(d), respectively, hereof.

(iii)  The opinion of Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b) hereof.

(iv)  A letter from the Accountants, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

(n)                                 At the Closing Date, Underwriters’ Counsel shall have been furnished with all such documents, certificates and opinions as Underwriters’ Counsel may reasonably request and that are customary for transactions of a similar nature, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Representatives pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained.  All proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Securities as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Representatives and Underwriters’ Counsel.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or otherwise delivering written notice thereof to the Company.  Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 6 hereof and except for any liability under Section 8 hereof.

8.                                       Indemnification and Contribution.

(a)                                  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Underwriter may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse such Underwriter for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Underwriters) when and as incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to an Underwriter to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter, severally, will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) when and as incurred by the Company in connection with investigating or defending any such action or claim.

(c)                                  Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or 8(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof.  In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel at the indemnifying party’s expense and to control its defense of such action if (i) the indemnifying party and the indemnified party agree to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such action in a timely manner or (iii) the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnified party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include any statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

9.                                       Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of the Company or the Underwriters, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any of its officers, directors, employees, agents or other representatives or controlling persons, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

10.                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile: (646) 834-8133; J.P. Morgan Securities Inc., 383 Madison Avenue, 4th Floor, New York, New York 10179, Attention: Equity Syndicate Desk, facsimile: (212) 622-8358; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, facsimile: (646) 855-3073, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: ECM Legal, facsimile: (212) 230-8730; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Syndicate Desk, facsimile: (212) 507-5089; and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: ECMG Syndicate, facsimile: (212) 713-3460; and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, facsimile: (314) 554-6328, Attention: Treasurer.

11.                                 Default by an Underwriter.

(a)                                  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date or the applicable Date of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 11(a) hereof, the number of such Securities which remains unpurchased on the Closing Date or the applicable Date of Delivery does not exceed one-eleventh of the number of all the Securities to be purchased on the Closing Date or such Date of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder on the Closing Date or such Date of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder on the Closing Date or such Date of Delivery) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 11(a) hereof, the number of such Securities which remains unpurchased on the Closing Date or the applicable Date of Delivery exceeds one-eleventh of the number of all the Securities to be purchased on the Closing Date or such Date of Delivery, or if the Company shall not exercise the right described in Section 11(b) hereof to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to such Date of Delivery, the obligation of the Underwriters to purchase, and the Company to sell, the applicable Option Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                                 Termination.                             If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, including if any of the conditions in Section 7 hereof have not been fulfilled, the Securities are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of Underwriters’ Counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

13.                                 Absence of Fiduciary Duty.  The Company hereby acknowledges that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

14.                                 Miscellaneous.  The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.  This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriters except to the extent provided in Section 8(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No person who purchases any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Time shall be of the essence of this Agreement.  The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

AMEREN CORPORATION

By:	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Lee Stettner
	Name:	Lee Stettner
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David McShane
	Name:	David McShane
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ James R. Schaefer
	Name:	James R. Schaefer
	Title:	Managing Director

By:	/s/ Joel Foote
	Name:	Joel Foote
	Title:	Managing Director

For themselves and as Representatives of the

other Underwriters named in Schedule I attached hereto

SCHEDULE I

Underwriter	Number of Initial Securities to be Purchased
Barclays Capital Inc.	4,465,000
J.P. Morgan Securities Inc.	4,465,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,280,000
Morgan Stanley & Co. Incorporated	2,280,000
UBS Securities LLC	2,280,000
Deutsche Bank Securities Inc.	1,235,000
Goldman, Sachs & Co.	1,235,000
BNP Paribas Securities Corp.	380,000
BNY Mellon Capital Markets, LLC	380,000

Total	19,000,000

SCHEDULE II

List of Persons Subject to Lock-Up

Warner L. Baxter

Jerre E. Birdsong

Scott A. Cisel

Daniel F. Cole

Karen C. Foss

Adam C. Heflin

Martin J. Lyons

Richard J. Mark

Michael L. Moehn

Michael G. Mueller

Charles D. Naslund

Gary L. Rainwater

Andrew M. Serri

Steven R. Sullivan

Thomas R. Voss

SCHEDULE III

(a)                                  Issuer Free Writing Prospectuses to be included in the Pricing Disclosure Package: None.

(b)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic Road Show Presentation can be found at www.netroadshows.com.

(c)                                  Additional Documents Incorporated by Reference: None.

(d)                                 Information part of the Pricing Disclosure Package to be conveyed orally to investors at or about the time of pricing:

Shares Offered:	19,000,000 shares

Over-Allotment Option:	2,850,000 shares

Public Offering Price:	$25.25 per share

Closing Date:	September 15, 2009

SCHEDULE IV

Significant Subsidiaries

Union Electric Company

Ameren Energy Generating Company

Ameren Energy Resources Company, LLC

AmerenEnergy Resources Generating Company

CILCORP Inc.

Central Illinois Light Company

Illinois Power Company

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

September     , 2009

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES INC.

as Lead Representatives of the several

Underwriters named in Schedule I

attached to the below-referenced

Underwriting Agreement

c/o                   Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Re:          Proposed Public Offering by Ameren Corporation

Dear Sirs:

The undersigned, a stockholder of Ameren Corporation, a Missouri corporation (the “Company”), understands that Barclays Capital Inc. and J.P. Morgan Securities Inc. (the “Lead Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, on behalf of the other underwriters named therein, providing for the public offering of shares (the “Securities”) of the Company’s common stock, $.01 par value per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the Underwriting Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Lead Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Very truly yours,

Signature:

Print Name:

Title:

Exhibit B

Pursuant to Section 7(e) of the Underwriting Agreement, the Accountants shall furnish letters to the Underwriters substantially to the effect that:

(i)            they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB);

(ii)           in their opinion, the consolidated financial statements and financial statement schedule audited by them and included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations adopted by the SEC;

(iii)          they have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference into the Pricing Prospectus and the Prospectus;

(iv)          they have compared the ratios of earnings to fixed charges in the Pricing Prospectus and the Prospectus with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K;

(v)           on the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest Pricing Prospectus and the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that: (i) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles, or (ii) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related rules and regulations adopted by the SEC;

(vi)          nothing came to their attention as a result of the foregoing procedures that caused them to believe that (i) at [                   ], there was any change in the capital stock, increase in long-term debt (including current maturities of long-term debt), increase in short-term debt or decrease in consolidated net current assets (working capital) or in stockholders’ equity

of the Company as compared with amounts shown in the [                   ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus, or (ii) for the period from [                   ] to [                   ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur and except such other decreases as may be specified in such letter;

(vii)         officials of the Company have advised them that no consolidated financial data as of any date or for any period subsequent to [                   ] are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after [                   ] have, of necessity, been even more limited than those with respect to the periods referred to in paragraph (v).  They have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at [                   ] there was any change in the capital stock, increase in long-term debt (including current maturities of long-term debt), increase in short-term debt or decrease in consolidated net current assets (working capital) or in stockholders’ equity of the Company and subsidiaries as compared with amounts shown in the [                   ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) for the period from [                   ] to [                   ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts in net income.  Those officials referred to above stated that they cannot comment on any decreases in  consolidated net current assets (working capital) or increases or decreases in stockholders’ equity, consolidated operating revenues, or in total or per-share amounts of net income for the period referred to above.  On the basis of these inquiries and their reading of the minutes as described in paragraph (v), nothing came to their attention that caused them to believe that there was any such change in capital stock or increase in long-term debt (including current maturities of long-term debt), or increase in short-term debt, except in all instances for changes or increases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur.

(viii)        in addition to the examination referred to in their report(s) included or incorporated by reference in the Pricing Prospectus or the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Pricing Prospectus and the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Pricing Prospectus and the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Exhibit B to the Pricing Prospectus shall be deemed to refer to the Pricing Prospectus (including the documents incorporated by reference therein) included with the Pricing Disclosure Package (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter.